Exhibit (h)(5)(iii)(b)


                         AMENDMENT TO SERVICES AGREEMENT

     This Amendment ("Amendment") is made as of November 1, 2000, by and between Charles Schwab & Co., Inc. ("Schwab"), a California corporation, each registered investment company ("Fund Company") executing this Amendment on its own behalf and on behalf of its series or classes of shares ("Fund(s)") listed on Schedule I hereto, and Denver Investment Advisors, LLC ("Fund Affiliate"), and amends the Services Agreement, made as of March 26, 1996 as amended thereafter ("Services Agreement"). All capitalized terms used in the Amendment and not defined herein shall have the meaning ascribed to them in the Services Agreement.

     WHEREAS, the parties wish to amend the Services Agreement to clarify certain Fee payment obligations; and

     WHEREAS, the parties wish to amend Schedule I to the Services Agreement.

     NOW, THEREFORE, in consideration of the foregoing and the mutual promises set forth below, the parties agree as follows:

     1. The following Section 14(d) shall be inserted as Section 14(d) to the Services Agreement:

          14. d. In the event a Fund merges or is subject to some other form of business reorganization such that shareholders of the Fund receive shares of an entity not listed on Schedule I to this Agreement (each share a "Reorganized Share"), Fund Affiliate will remain obligated to pay Schwab the Fee as to each Reorganized Share for so long as such Reorganized Share is held in any Schwab account, unless such Reorganized Share is subject to a services agreement with Schwab other than this services agreement.

     2. Schedule I to the Services Agreement shall be deleted in its entirety and Schedule I attached hereto shall be inserted in lieu thereof.

     3. Except as specifically set forth herein, all other provisions of the Services Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

CHARLES SCHWAB & CO., INC.               WESTCORE TRUST, on its own behalf
                                         and on behalf of each Fund listed on
                                         Schedule I hereto
By: /s/ William M. Thomas
    ---------------------------
    William M. Thomas
    Senior Vice President                By: /s/ Jack D. Henderson
    Mutual Funds                             ---------------------------
                                             Name:  Jack D. Henderson
Date: December 19, 2000                      Title: Vice President
                                             Date:  December 11, 2000
DENVER INVESTMENT ADVISORS, LLC

By: /s/ Jeffrey D. Adams
    ---------------------------
    Name:  Jeffrey D. Adams
    Title: Vice President
    Date:  December 11, 2000

                                   SCHEDULE I
                            TO THE SERVICES AGREEMENT

FUND COMPANY/FUNDS                                                EFFECTIVE DATE
------------------                                                --------------
Westcore Trust
      Westcore Blue Chip Fund RPS                                    11/27/95
      Westcore Colorado Tax-Exempt Bond Fund                         11/27/95
      Westcore Growth and Income Fund RPS                            1/30/96
      Westcore Intermediate-Term Bond Fund                           11/27/95
      Westcore International Frontier Fund MIN; RPS                  12/15/99
      Westcore International Select Fund MIN                         11/1/00
      Westcore Long-Term Bond Fund                                   11/27/95
      Westcore Mid-Cap Opportunity Fund RPS                          10/1/98
      Westcore MIDCO Growth Fund RPS                                 11/27/95
      Westcore Select Fund MIN; RPS                                  10/20/99
      Westcore Small-Cap Growth Fund MIN; RPS                        10/20/99
      Westcore Small-Cap Opportunity Fund RPS                        11/27/95

MIN Indicates that Fund is subject to the minimum monthly Fee as set forth on Exhibit B.

RPS Indicates that certain shares of Fund are Retirement Plan Shares.

Accepted by:
CHARLES SCHWAB & CO., INC.               WESTCORE TRUST, on its own behalf
                                         and on behalf of each Fund listed on
                                         Schedule I
By: /s/ William M. Thomas
    ---------------------------
    William M. Thomas
    Senior Vice President                By: /s/ Jack D. Henderson
    Mutual Funds                             ---------------------------
                                             Name:  Jack D. Henderson
Date: December 19, 2000                      Title: Vice President
                                             Date:  December 11, 2000
DENVER INVESTMENT ADVISORS, LLC

By: /s/ Jeffrey D. Adams
    ---------------------------
    Name:  Jeffrey D. Adams
    Title: Vice President
    Date:  December 11, 2000